Exhibit 99.1

Prestige Brands Announces Agreement to Acquire C.B. Fleet Company

Adds Leading Brand to Women’s Health Portfolio

Acquisition Positions the Company for Pro Forma Revenue of Approximately $1.0 billion in Fiscal 2018

Moves Prestige Towards its Targeted Mix of “Invest-for-Growth” Brands

TARRYTOWN, N.Y.--(BUSINESS WIRE)--Dec. 22, 2016-- Prestige Brands Holdings, Inc. (“Prestige” or the “Company”) (NYSE:PBH) today announced that it has entered into a definitive agreement to acquire C.B. Fleet Company (“Fleet”), a manufacturer, marketer, and distributor of feminine care and other over-the-counter (“OTC”) healthcare products, for $825 million in cash. The transaction moves the company towards its stated goal of 85% “invest-for-growth” revenue and is expected to result in pro forma revenues of approximately $1.0 billion for the Company in Fiscal 2018.

The transaction will add leading brands to the company’s Women’s Health, Gastrointestinal and Pediatric Care categories with revenues of approximately $205 million over the trailing twelve months ended September. The portfolio is anchored by Summer’s Eve® in Feminine Care, which represents approximately 65% of the Fleet portfolio, and holds a #1 market share position in its respective category. Introduced in 1972, Summer’s Eve has a long history of sales growth, consumer awareness, and product innovation. The Fleet® brand holds a market-leading #1 share in both Enemas and Glycerin Suppositories, while Pedia-Lax® holds a #1 share in Pediatric Laxatives.

The acquisition of Fleet is consistent with Prestige’s disciplined M&A criteria and offers opportunities for long-term brand-building and synergies as the Company expands its position in the Women’s Health and GI categories. In addition, Fleet operates a “mix and fill” manufacturing facility in Lynchburg, Virginia, which currently manufactures approximately two-thirds of Fleet’s sales. Over time, the Company expects to leverage the facility by expanding production to include current Prestige products and other initiatives. Upon closing, the transaction is expected to be immediately accretive to earnings per share and cash flow from operations, exclusive of transaction, integration and purchase accounting items.

Commentary

Ron Lombardi, CEO of Prestige, stated, “Based on Fleet’s long history of connecting with consumers, new product expansions, and leading market-share positions we believe the company is well positioned for long-term growth and fits into our well-established brand building platform. The acquisition of Fleet further enhances our women’s healthcare platform, currently anchored by Monistat, with the addition of Summer’s Eve. Upon closing, Summer’s Eve will also be our largest brand with over $125 million in sales. In addition, the transaction adds the leading brands of Fleet and Pedia-Lax to our gastrointestinal category, expanding the brands we offer in this category.”

He added, “The acquisition is also a key step in aligning our portfolio with our long-term stated goal of 2-3% organic growth. We believe the addition of Fleet's manufacturing facility also provides strategic benefits and cost synergies as we look to expand manufacturing to include current Prestige products. Over time, we also expect to take advantage of Fleet R&D resources to enhance our new product development capabilities.”

Mr. Lombardi concluded, “This acquisition is consistent with our proven M&A strategy that focuses on acquiring brands with long term brand building opportunities, including new products and innovations and quickly integrating them into the Prestige business, resulting in meaningful synergies and cost savings. The expected integration and transition is consistent with our past acquisitions and our demonstrated core competency of acquiring, integrating and growing business through investment and brand support.”

Financial Outlook

The Company anticipates closing on this transaction by the end of its fiscal fourth quarter of 2017, subject to satisfaction of customary closing conditions, including clearance under the Hart-Scott Rodino Antitrust Improvements Act of 1976.

Dependent on the timing of the closing, Prestige anticipates credit agreement defined pro forma Debt-to-EBITDA leverage at closing of approximately 5.8x, with an expectation to reduce its Debt-to-EBITDA leverage to approximately 5.0x by the end of Fiscal 2018. The anticipated Fiscal 2018 pro forma Adjusted EBITDA implies a purchase price multiple of approximately 11x. Prestige has secured a financing commitment for the full amount needed to consummate the transaction and may choose to fund a portion of the transaction with excess cash on hand, bank debt, bonds and/or common equity. The Company will be providing further detail on the transaction on its Fiscal 2017 third quarter earnings call in early February 2017.

Barclays acted as exclusive financial advisor to Prestige Brands on this transaction.

Conference Call & Presentation

The Company will host a conference call tomorrow December 23rd, 2016 at 8:30m ET to review the pending acquisition of Fleet. The call may be accessed by dialing 844-233-9440 about 10 minutes before the start of the call. International callers may dial 574-990-1016. The conference password is “prestige”. A replay will be available for two weeks following the completion of the call and can be accessed by dialing 1-855-859-2056, or 1-404-537-3406 for international. The replay password is 44897517. A slide presentation will accompany the call and can be accessed from the Investors section of the Company’s website, www.prestigebrands.com.

About Prestige Brands Holdings, Inc.

The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S. and Canada, Australia, and in certain other international markets. The Company's brands include Monistat® women's health products, BC® and Goody's® pain relievers, Clear Eyes® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Chloraseptic® sore throat treatments, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, The Doctor's® NightGuard® dental protector, Efferdent® denture care products, Luden's® throat drops, Beano® gas prevention, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "will," "would, " "expect," "plan," "continue," “anticipate” (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the expected timing for consummating the acquisition; the acquisition’s impact on revenues, organic growth, cash flow, earnings per share and leverage; the impact of the acquisition on the Company’s brand-building and product development initiatives; the ability to achieve synergies from the acquisition; the Company’s plans for the Fleet manufacturing facility and R&D resources; the Company’s expected financing for the transaction; and the success of the Company’s strategy of acquiring, integrating and building brands. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those in the forward-looking statements as a result of a variety of factors, including satisfaction of the closing conditions, including approval under the Hart-Scott Rodino Antitrust Improvements Act, general economic and business conditions, the Company’s ability to successfully integrate the Fleet brands, manufacturing facility and R&D resources, competitive pressures, unexpected costs or liabilities, and disruptions resulting from the integration. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2016 and in Part II, Item 1A. Risk Factors in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Except to the extent required by applicable securities laws, the Company is not under any obligation to (and expressly disclaim any such obligation to) update any forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this press release are made only as of the date of this release.